Exhibit 99.2

CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

INTERNATIONAL TEXTILE GROUP, INC.

International Textile Group, Inc., a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the “Board of Directors”) has adopted the following resolution creating a new series of its previously authorized preferred stock, par value $.01 per share, designated as Series A Convertible Preferred Stock:

RESOLVED, that a new series of the authorized preferred stock, par value $.01 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional, and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof are as follows:

Section 1. Designation and Amount.

The shares of the series of preferred stock created hereby shall be designated as the “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”) and the number of shares constituting such series shall be 12,000,000. The initial liquidation preference of the Series A Convertible Preferred Stock shall be $25.00 per share (the “Liquidation Value”). Section 11 below contains the definitions of certain defined terms used herein.

Section 2. Rank.

The Series A Convertible Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to both the Corporation’s Common Stock and to all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series A Convertible Preferred Stock or which do not specify their rank (collectively with the Common Stock, the “Junior Securities”); (ii) on a parity with each other class of capital stock or series of preferred stock authorized or issued by the Corporation after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series A Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as “Parity Securities”); and (iii) junior to each other class of capital stock or other series of Preferred Stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank senior to the Series A Convertible Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as “Senior Securities”).

Section 3. Dividends and Distributions.

(a) The holders of shares of Series A Convertible Preferred Stock, in preference to the holders of any Junior Securities, shall be entitled to receive, when, as and if declared by the Corporation’s Board of Directors out of funds of the Corporation legally available therefor, dividends on the Series A Preferred Stock, which shall accrue at an annual rate per share equal to 7 1/2% (the “Dividend Rate”) of the Liquidation Value from and after the date of issuance of the shares of Series A Convertible Preferred Stock (the “Issue Date”) and for so long as the shares of Series A Convertible Preferred Stock remain outstanding. Dividends shall be (i) calculated and compounded quarterly, (ii) cumulative, whether or not declared or paid, and will accrue and be payable quarterly, in arrears, on March 31, June 30, September 30 and December 31 (each such date referred to herein as a “Quarterly Dividend Payment Date”), except that if any Quarterly Dividend Payment Date is not a Business Day, then they shall be payable on the next succeeding Business Day, commencing on the first Quarterly Dividend Payment Date following the Issue Date; and (iii) payable in additional shares of Series A Convertible Preferred Stock (including fractional shares; provided that the Company may, at its option, pay cash in lieu of issuing fractional shares) having an aggregate Liquidation Value equal to the amount of such dividends (“Dividend Shares”). The issuance of such Dividend Shares shall constitute payment of the related dividend for all purposes of this Certificate of Designation. Dividends payable on the Series A Convertible Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and the number of days actually elapsed, and will be deemed to accrue on a daily basis.

(b) No dividends shall be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends on the Series A Convertible Preferred Stock shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full. If full cumulative dividends are not so paid, then the Series A Convertible Preferred Stock will share in any such dividends pro rata with the Parity Securities. Unless full cumulative dividends on all outstanding shares of Series A Convertible Preferred Stock for all past dividend periods shall have been declared and paid, then: (i) no dividend shall be declared or paid (or deemed paid) upon, or any sum set apart for the payment of dividends upon, any Junior Securities; (ii) no Junior Securities or Parity Securities shall be repurchased, redeemed or otherwise acquired or retired by the Corporation except as permitted in accordance with Section 4(b) hereof; and (iii) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any Junior Securities or Parity Securities by the Corporation.

(c) So long as any shares of Series A Convertible Preferred Stock remain outstanding, if the Corporation pays a dividend in cash, securities or other property on shares of Common Stock, then at the same time the Corporation shall declare and pay a dividend on the shares of Series A Convertible Preferred Stock (which would be in addition to any dividends payable under Section 3(a) hereof) in the amount of dividends that would be paid with respect to the shares of Series A Convertible Preferred Stock if such shares were converted at the Optional Conversion Ratio into shares of Common Stock on the record date for such dividend (or if no record date is established, at the date such dividend is declared), whether or not such shares would have been convertible pursuant to the Optional Conversion Right as of such date.

Section 4. Voting Rights.

(a) Except as may be otherwise provided in this Certificate of Designation or required by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to one vote per Series A Convertible preferred share on all matters to be voted upon.

(b) So long as any shares of Series A Convertible Preferred Stock shall be outstanding, and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of 66 2/3% of the outstanding Series A Convertible Preferred Stock, the Corporation shall not: (i) amend, alter, or repeal its Certificate of Incorporation or its Bylaws (whether by merger, consolidation, reclassification, combination, or otherwise), or waive any provisions thereof, in a manner that would adversely affect the rights, preferences, privileges, or powers of the Series A Convertible Preferred Stock; (ii) authorize, create, or issue any class or series, or any shares of any class or series, of stock having any preference or priority, or ranking on a parity, as to voting, dividends, or upon redemption, liquidation, dissolution, or winding up, over or with respect to the Series A Convertible Preferred Stock; (iii) directly or indirectly purchase, redeem, or otherwise acquire or retire for value any of the Corporation’s capital stock, or any security exercisable or exchangeable for its capital stock, ranking junior or on parity as to redemption to or with the Series A Convertible Preferred Stock, except for equity repurchased from employees of the Corporation pursuant to and in accordance with the terms of benefit plans of the Corporation; or (iv) declare, pay, or set apart for payment any dividends or any other distributions of any sort by the Corporation in respect of any Junior Securities or Parity Securities.

Section 5. Reacquired Shares.

Any shares of Series A Convertible Preferred Stock converted, redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation (and compliance with any applicable provisions of the laws of the State of Delaware) become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and may be redesignated and reissued as part of any other series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on authorizing, or creating, or issuing any class or series, or any shares of any class or series, set forth in Section 4(b) hereof.

Section 6. Liquidation, Dissolution, or Winding Up.

(a) In the event of any liquidation, dissolution, or winding up of the Corporation (a “Liquidation Event”), whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock then outstanding shall, by reason of their ownership thereof, be entitled to receive, prior and in preference to any payment or distribution of any of the assets of the Corporation to the holders of any Junior Securities, an amount (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Convertible Preferred Stock) in cash equal to the greater of (i) 100% of the Liquidation Value per share, plus all Accrued Dividends on such shares to the date of liquidation, dissolution or winding up, or (ii) the amount which such holder would be entitled to receive in connection therewith had such holder converted such shares into shares of Common Stock at the Optional Conversion Ratio immediately prior to such event, whether or not such shares would have been convertible pursuant to the Optional Conversion Right as of such date (such greater amount of (i) and (ii) being referred to herein as the “Liquidation Preference”). If, upon the occurrence of any Liquidation Event, the assets and funds to be distributed among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, together with any payments due to holders of Parity Securities on such an event, then the holders of all such shares of Series A Convertible Preferred Stock and any Parity Securities shall share ratably in such distribution of assets in accordance with the amounts that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Convertible Preferred Stock and the holders of outstanding shares of Parity Securities are entitled were paid in full.

(b) For purposes of this Section 6, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, nor the consolidation or merger of the Corporation with any one or more other corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

Section 7. Optional Conversion.

(a) From and after December 31, 2007, each share of Series A Convertible Preferred Stock may be converted, at the option of the holder thereof (the “Optional Conversion Right”), into fully paid and non assessable shares of Common Stock at a conversion ratio (the “Optional Conversion Ratio”) equal to the quotient of (i) the Liquidation Value divided by (ii) the book value per share of the Common Stock, as reflected on the Corporation’s audited financial statements, as of December 31, 2006 (the “2006 Book Value”).

(b) The holder of any shares of Series A Convertible Preferred Stock may exercise its Optional Conversion Right by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted, duly endorsed to the Corporation in blank accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within ten (10) Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates registered in the name of such holder representing the number of validly issued, fully paid, and nonassessable shares of

Common Stock to which the holder of shares of Series A Convertible Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series A Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of the later of receipt of such notice (or such later date as may be specified by the holder in such notice) and of such surrender of the certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and any declared but unpaid dividends in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

(c) No fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Convertible Preferred Stock pursuant to the Optional Conversion Right. In lieu of any fractional interest in a share of Common Stock that would otherwise be issuable upon the conversion of a share of Series A Convertible Preferred Stock, the Corporation may, at its option, (i) round up to the nearest whole number, the number of shares of Common Stock issuable upon such conversion or (ii) pay to the holder thereof an amount in cash equal to such fractional interest multiplied by the 2006 Book Value. If more than one share of Series A Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Value of the shares so surrendered.

(d) In case any shares of Series A Convertible Preferred Stock are to be redeemed pursuant to Section 10 hereof, the Optional Conversion Right shall cease and terminate as to such shares at the close of business on the second Business Day preceding the date fixed for redemption, unless the Corporation shall default in the payment of the applicable redemption price, in which case such right of conversion shall not cease as to any share of Convertible Preferred Stock unless and until the redemption price with respect to such share has been paid in full.

(e) In the event that the Corporation shall, at any time or from time to time after the Issue Date, (i) pay a dividend or make a distribution in shares of Common Stock or securities convertible into Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (iv) otherwise issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Optional Conversion Ratio shall be adjusted so that the holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such shares of Series A Convertible Preferred Stock been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 7(e) shall become applicable (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution and (y) in the case of any such subdivision, reclassification or combination, at the close of business on the date upon which such corporate action becomes effective. Any such adjustments shall be made successively.

(f) The Corporation shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, for issuance upon conversion of the Series A Convertible Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Convertible Preferred Stock, including accrued but unissued Dividend Shares thereon, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Convertible Preferred Stock.

(g) The Optional Conversion Right shall be suspended upon the initial filing with the Securities and Exchange Commission of a registration statement relating to a Public Offering (as defined in Section 8 below) (the “Suspension Date”) and shall terminate and be of no further force and effect unless (i) such registration statement is withdrawn by the Corporation, or (ii) such Public Offering is not consummated within six months of the Suspension Date, in which case the suspension shall terminate and the Optional Conversion Right shall remain in effect.

Section 8. Automatic Conversion.

(a) Upon the consummation of the first sale of shares of Common Stock by the Corporation pursuant to a bona fide underwritten public offering that results in aggregate net proceeds to the Company of not less than $50,000,000, pursuant to an effective registration statement under the Securities Act of 1933, to occur after the first Issue Date (the “Public Offering”), each issued and outstanding share of Series A Convertible Preferred Stock shall automatically convert (the “Automatic Conversion”) into the number of fully paid and nonassessable shares of Common Stock as determined by the Automatic Conversion Ratio. “Automatic Conversion Ratio” means (i) $25.00 per share (as it may hereafter be adjusted pursuant to Section 8(b) below, the “Automatic Conversion Value”) divided by (ii) the product of (x) the price per share paid by the public in the Public Offering multiplied by (y) 0.75.

(b) Upon the occurrence of a Triggering Event (as hereinafter defined), the Automatic Conversion Ratio shall, simultaneously with the occurrence thereof, be adjusted by dividing the then applicable Automatic Conversion Value by a fraction, the numerator of which shall be the number of shares of Series A Convertible Preferred Stock outstanding immediately after such Triggering Event and the denominator of which shall be the number of shares of Series A Convertible Preferred Stock outstanding immediately prior to such Triggering Event, and the quotient so obtained shall thereafter be deemed to be the Automatic Conversion Value. The Automatic Conversion Ratio shall be readjusted in the foregoing manner upon the happening of each successive Triggering Event. A “Triggering Event” shall mean (i) the issue of additional shares of Common Stock and Series A Convertible Preferred Stock as a dividend or other distribution on outstanding shares of Common Stock and Series A Convertible Preferred Stock, respectively, (ii) a stock split or subdivision of the outstanding shares of Common Stock and

Series A Convertible Preferred Stock into a greater number of shares of Common Stock and Series A Convertible Preferred Stock, respectively, (iii) a combination or reverse stock split of outstanding shares of Common Stock and Series A Convertible Preferred Stock into a smaller number of shares of Common Stock and Series A Convertible Preferred Stock, respectively, or (iv) any similar event.

(c) In the event that, upon an Automatic Conversion, any fractional share of Common Stock is created, the Corporation shall have the right to purchase any such fractional share for a price equal to the product of (i) the price per share paid by the public in the Public Offering, multiplied by (ii) the relevant fraction of a share.

(d) All issued and outstanding shares of Series A Convertible Preferred Stock shall be converted automatically into shares of Common Stock as provided in Section (8)(a), whether or not the certificates representing such shares of Series A Convertible Preferred Stock are surrendered to the Corporation or its transfer agent.

Section 9. Reports as to Conversion Ratio Adjustments.

Whenever the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible is adjusted as provided in Section 7 or Section 8 hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series A Convertible Preferred Stock at their respective addresses as the same shall appear in the Corporation’s stock records a notice stating that the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash, or other property) into which each share of Series A Convertible Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

Section 10. Redemption by the Corporation.

(a) At any time from and after December 31, 2007, any outstanding shares of Series A Convertible Preferred Stock may be redeemed, in whole or in part, by the Corporation. At least thirty (30) days prior to the dated fixed by the Corporation for redemption (the “Redemption Date”), the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series A Convertible Preferred Stock to be redeemed setting forth (i) the Redemption Price, including a calculation thereof, and (ii) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares of Series A Convertible Preferred Stock at the Redemption Date, then it shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

(b) On or after the Redemption Date, each holder of shares of Series A Convertible Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event that less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series A Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificates), including the right to receive dividends thereon, shall cease and terminate with respect to such shares; provided that in the event that shares of Series A Convertible Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series A Convertible Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

Section 11. Definitions.

For the purposes of the Certificate of Designation of Series A Convertible Preferred Stock that embodies this resolution:

“Accrued Dividends” means all dividends accrued to a particular date (the “Applicable Date”) but not yet paid on the Series A Convertible Preferred Stock pursuant to Section 3, whether or not declared.

“Automatic Conversion” has the meaning set forth in Section 8(a).

“Automatic Conversion Ratio” has the meaning set forth in Section 8(a).

“Automatic Conversion Value” has the meaning set forth in Section 8(a).

“Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

“Common Stock” means the common stock, $0.01 par value per share, of the Corporation.

“Dividend Rate” has the meaning set forth in Section 3(a).

“Liquidation Event” has the meaning set forth in Section 6(a).

“Liquidation Preference” has the meaning set forth in Section 6(a).

“Liquidation Value” has the meaning set forth in Section 1.

“Optional Conversion Ratio” has the meaning set forth in Section 7(a).

“Optional Conversion Right” has the meaning set forth in Section 7(a).

“Person” means an individual, partnership, corporation, limited liability company, or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

“Public Offering” has the meaning set forth in Section 8(a).

“Redemption Date” has the meaning set forth in Section 10(a).

“Redemption Notice” has the meaning set forth in Section 10(a).

“Redemption Price” means 110% of the then applicable Liquidation Value, plus any Accrued Dividends.

“Suspension Date” has the meaning set forth in Section 7(g).

“Triggering Event” has the meaning set forth in Section 8(b).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series A Convertible Preferred Stock to be duly executed on this 2nd day of March, 2007.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Gary L. Smith
Name:	Gary L. Smith
Title:	EVP and CFO